EXHIBIT 23.1


August 18, 2005


U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form S-8 Registration Statement, our report dated March 17, 2005 relating to the annual financial statements of Marine Jet Technology, Corp. as of December 31, 2004 and for the year then ended.


Sincerely,

/S/ DE JOYA & COMPANY
-------------------------
De Joya & Company
Henderson, Nevada